Exhibit (m)(2)
Schedule A to the
Amended and Restated
Distribution and Shareholder Services Plan
Between Cavanal Hill Funds and BOSC, Inc.
Dated August 2, 2007
As Amended January 1, 2009

Name of Fund	Compensation*

Cavanal Hill Cash Management Fund - Premier Shares +	Annual rate of fifty one-hundredths of one percent (.50%) of Premier Shares of Cavanal Hill Cash Management Fund’s average daily net assets.

Cavanal Hill Cash Management Fund - Administrative Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of Administrative Shares of Cavanal Hill Cash Management Fund’s average daily net assets.

Cavanal Hill Cash Management Fund - Service Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of Service Shares of Cavanal Hill Cash Management Fund’s average daily net assets.

Cavanal Hill Cash Management Fund - Select Shares +	Annual rate of twenty-five one-hundredths of one percent (.25%) of Select Shares of Cavanal Hill Cash Management Fund’s average daily net assets.

Cavanal Hill U.S. Treasury Fund - Premier Shares +	Annual rate of fifty one-hundredths of one percent (.50%) of Premier Shares of Cavanal Hill U.S. Treasury Fund’s average daily net assets.

Cavanal Hill U.S. Treasury Fund - Administrative Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of Administrative Shares of Cavanal Hill U.S. Treasury Fund’s average daily net assets.

Cavanal Hill U.S. Treasury Fund - Service Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of Service Shares of Cavanal Hill U.S. Treasury Fund’s average daily net assets.

Cavanal Hill U.S. Treasury Fund - Select Shares +	Annual rate of twenty-five one-hundredths of one percent (.25%) of Select Shares of Cavanal Hill U.S. Treasury Fund’s average daily net assets.

*	All fees computed daily and paid monthly.

+	As of January 1, 2009 these funds have not commenced operations. Until each such Fund commences operation, services will not be rendered and expense will not be incurred under this Agreement.

Name of Fund	Compensation*

Cavanal Hill Tax Free Money Market Fund - Premier Shares +	Annual rate of fifty one-hundredths of one percent (.50%) of Premier Shares of Cavanal Hill Tax Free Money Market Fund’s average daily net assets.

Cavanal Hill Tax Free Money Market Fund - Administrative Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of Administrative Shares of Cavanal Hill Tax Free Money Market Fund’s average daily net assets.

Cavanal Hill Tax Free Money Market Fund - Service Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of Service Shares of Cavanal Hill Tax Free Money Market Fund’s average daily net assets.

Cavanal Hill Tax Free Money Market Fund - Select Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of Select Shares of Cavanal Hill Tax Free Money Market Fund’s average daily net assets.

Cavanal Hill Bond Fund - No Load Investor Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of No Load Investor Shares of Cavanal Hill Bond Fund’s Average daily net assets.

Cavanal Hill Intermediate Bond Fund - No Load Investor Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of No Load Investor Shares of Cavanal Hill Intermediate Bond Fund’s average daily net assets.

Cavanal Hill U.S. Large Cap Equity Fund -No Load Investor Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of No Load Investor Shares of Cavanal Hill U.S. Large Cap Equity Fund’s average daily net assets.

Cavanal Hill Short-Term Income Fund - No Load Investor Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of No Load Investor Shares of Cavanal Hill Short-Term Income Fund’s average daily net assets.

Cavanal Hill Balanced Fund - No Load Investor Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of No Load Investor Shares of Cavanal Hill Balanced Fund’s average daily net assets.

*	All fees computed daily and paid monthly.

+	As of January 1, 2009 these funds have not commenced operations. Until each such Fund commences operation, services will not be rendered and expense will not be incurred under this Agreement.

CAVANAL HILL FUNDS
/s/ James L. Huntzinger
By: James L. Huntzinger
Title:	President
Date: January 1, 2009

BOSC, Inc.
/s/ Scott Grauer
By: Scott Grauer
Title:	President
Date: January 1, 2009